News release: IMMEDIATE

JPMorgan Chase and Bear Stearns Announce Amended Merger
Agreement and Agreement for JPMorgan Chase to Purchase 39.5% of Bear Stearns

New York, March 24, 2008 -- JPMorgan Chase & Co. (NYSE: JPM) and The Bear Stearns Companies Inc. (NYSE: BSC) announced an amended merger agreement regarding JPMorgan Chase’s acquisition of Bear Stearns.

Under the revised terms, each share of Bear Stearns common stock would be exchanged for 0.21753 shares of JPMorgan Chase common stock (up from 0.05473 shares), reflecting an implied value of approximately $10 per share of Bear Stearns common stock based on the closing price of JPMorgan Chase common stock on the New York Stock Exchange on March 20, 2008.

In addition, JPMorgan Chase and Bear Stearns entered into a share purchase agreement under which JPMorgan Chase will purchase 95 million newly issued shares of Bear Stearns common stock, or 39.5% of the outstanding Bear Stearns common stock after giving effect to the issuance, at the same price as provided in the amended merger agreement. As discussed below, the purchase of the 95 million shares is expected to be completed on or about April 8, 2008.

The Boards of Directors of both companies have approved the amended agreement and the purchase agreement. All of the members of the Bear Stearns Board of Directors have indicated that they intend to vote their shares held as of the record date in favor of the merger.

The JPMorgan Chase guaranty of Bear Stearns’ trading obligations has also been significantly clarified and expanded. For more information, the guaranty agreement will be filed publicly and the parties will provide a Question and Answer document describing the guaranty in further detail on their respective websites. JPMorgan Chase has also agreed to guarantee Bear Stearns’ borrowings from the Federal Reserve Bank of New York.

The Federal Reserve Bank of New York’s $30 billion special financing associated with the transaction has also been amended so that JPMorgan Chase will bear the first $1 billion of any losses associated with the Bear Stearns assets being financed and the Fed will fund the remaining $29 billion on a non-recourse basis to JPMorgan Chase.

Investor Contacts:	JPMorgan Chase	Media Contacts:	JPMorgan Chase
	Julia Bates		Kristin Lemkau
	(212) 270-7318		(212) 270-7454

Joseph Evangelisti
(212) 270-7438

	Bear Stearns		Bear Stearns
	Elizabeth Ventura		Russell Sherman
	(212) 272-9251		(212) 272-5219

J.P. Morgan Chase & Co. News Release

“We believe the amended terms are fair to all sides and reflect the value and risks of the Bear Stearns franchise,” said Jamie Dimon, Chairman and Chief Executive Officer of JPMorgan Chase, “and bring more certainty for our respective shareholders, clients, and the marketplace. We look forward to a prompt closing and being able to operate as one company.”

“Our Board of Directors believes that the amended terms provide both significantly greater value to our shareholders, many of whom are Bear Stearns employees, and enhanced coverage and certainty for our customers, counterparties, and lenders,” said Alan Schwartz, President and Chief Executive Officer of Bear Stearns. “The substantial share issuance to JPMorgan Chase was a necessary condition to obtain the full set of amended terms, which in turn, were essential to maintaining Bear Stearns’ financial stability.”

While the rules of the New York Stock Exchange (NYSE) generally require shareholder approval prior to the issuance of securities that are convertible into more than 20% of the outstanding shares of a listed company, the NYSE’s Shareholder Approval Policy provides an exception in cases where the delay involved in securing shareholder approval for the issuance would seriously jeopardize the financial viability of the listed company. In accordance with the NYSE rule providing that exception, the Audit Committee of Bear Stearns’ Board of Directors has expressly approved, and the full Board of Directors has unanimously concurred with, Bear Stearns’ intended use of the exception. The closing of the sale of the 95 million shares is expected to be completed upon the conclusion of a shareholder notice period required by the NYSE, which is expected to occur on or about April 8, 2008.

JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $1.6 trillion and operations in more than 60 countries. The firm is a leader in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset management, and private equity. A component of the Dow Jones Industrial Average, JPMorgan Chase serves millions of consumers in the United States and many of the world's most prominent corporate, institutional and government clients under its JPMorgan and Chase brands. Information about the firm is available at jpmorganchase.com.

The Bear Stearns Companies Inc. (NYSE: BSC) serves governments, corporations, institutions and individuals worldwide. The company’s core business lines include institutional equities, fixed income, investment banking, global clearing services, asset management, and private client services. For additional information about Bear Stearns, please visit the firm's website at www.bearstearns.com.

J.P. Morgan Chase & Co. News Release

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between J.P. Morgan Chase & Co. and The Bear Stearns Companies Inc., including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of J.P. Morgan Chase’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

     The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule, and any changes to regulatory agencies’ outlook on, responses to and actions and commitments taken in connection with the merger and the agreements and arrangements related thereto; the extent and duration of continued economic and market disruptions; adverse developments in the business and operations of Bear Stearns, including the loss of client, employee, counterparty and other business relationships; the failure of Bear Stearns stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain business and operational relationships; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Additional factors that could cause JPMorgan Chase’s results to differ materially from those described in the forward-looking statements can be found in the firm’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s Internet site (http://www.sec.gov).

Additional Information

     In connection with the proposed merger, J.P. Morgan Chase & Co. will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Bear Stearns that also constitutes a prospectus of J.P. Morgan Chase & Co. Bear Stearns will mail the proxy statement/prospectus to its stockholders. J.P. Morgan Chase & Co. and Bear Stearns urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from JPMorgan Chase & Co.’s website (www.jpmorganchase.com) under the tab “Investor Relations” and then under the heading “Financial Information” then under the item “SEC Filings.” You may also obtain these documents, free of charge, from Bear Stearns’s website (www.bearstearns.com) under the heading “Investor Relations” and then under the tab “SEC Filings.”

J.P. Morgan Chase & Co. News Release

     JPMorgan Chase, Bear Stearns and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Bear Stearns stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Bear Stearns stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about JPMorgan Chase’s executive officers and directors in its definitive proxy statement filed with the SEC on March 30, 2007. You can find information about Bear Stearns’s executive officers and directors in definitive proxy statement filed with the SEC on March 27, 2007. You can obtain free copies of these documents from JPMorgan Chase and Bear Stearns using the contact information above.

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